UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 9, 2018

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon,
Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2018, Stuart J. Udell, Chief Executive Officer of K12 Inc. (“K12” or the “Company”) advised that he would be resigning as Chief Executive Officer and as a member of the Company’s Board of Directors effective March 2, 2018 due to a re-evaluation of his responsibilities by the Board. Mr. Udell will receive the severance amounts provided for in his employment agreement.

Nathaniel A. Davis, Executive Chairman of the K12 Board of Directors, was appointed Chief Executive Officer and will continue to serve as Chairman of the K12 Board of Directors.

Mr. Davis, age 64, joined K12 as a director in 2009 and has served as the Chairman of the Board since June 2012 and served as Chief Executive Officer of the Company from January 2014 through February 2016.  Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust.

A copy of the Company’s press release announcing these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

/s/ Howard D. Polsky

Date: February 14, 2018	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary